EXHIBIT INDEX
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                          EXHIBIT INDEX
                          =============


EXHIBIT        DESCRIPTION                   PAGE
- -------        -----------                   ----

  12           Statement re Computation      Filed Herewith
               of Ratios

  27           Financial Data Schedule       Filed Herewith